Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our report datedApril 16, 2004 (except for Note 30.(a) which is dated as of April 28, 2004 and for Note 30.(b)which is dated as June 9, 2004) relating to the financial statements of Rio Grande EnergiaS.A. which appear in such Registration Statement. We also consent to the references to usunder the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers
Auditores Independentes

Porto Alegre, Brazil
September 3, 2004